    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 25, 1998.
                                                      REGISTRATION NO. 333-31621


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                               BAY NETWORKS, INC.
             (Exact name of Registrant as specified in its charter)

                                   ----------

               DELAWARE                                04-1916246
    (State or other jurisdiction of                  (I.R.S. Employer
    incorporation or organization)                  Identification No.)

                           4401 GREAT AMERICA PARKWAY
                              SANTA CLARA, CA 95054
                                 (408) 988-2400
                   (Address, including zip code, and telephone
                         number, including area code, of
                        Registrant's principal executive
                                    offices)

                                   ----------

                               JOHN J. POGGI, JR.
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                               BAY NETWORKS, INC.
                4401 GREAT AMERICA PARKWAY, SANTA CLARA, CA 95054
                                 (408) 988-2400
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

               ROB G. SEIM                       BRUCE E. SCHAEFFER, ESQ.
 Vice President and Corporate Controller         DIANNE B. SALESIN, ESQ.
           Bay Networks, Inc.               Gray Cary Ware & Freidenrich LLP
       4401 Great America Parkway                  400 Hamilton Avenue
          Santa Clara, CA 95054                    Palo Alto, CA 94301

                                   ----------

           Approximate date of commencement of proposed sale to the public: July 18, 1997.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____

           If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

================================================================================

                          DEREGISTRATION OF SECURITIES

           The 6,407,393 shares (the "Shares") of Common Stock, $0.01 par value per share, of Bay Networks, Inc. (the "Company") registered on the Registration Statement on Form S-3 (File No. 33-31621) (the "Registration Statement") were issued in a private transaction related to the Company's acquisition of all of the outstanding stock of Rapid City Communications ("Rapid City") pursuant to a merger of a newly formed, wholly-owned subsidiary of the Company with and into Rapid City (the "Acquisition"). The Company agreed to register the Shares under the Securities Act of 1933, as amended (the "Securities Act") and to use its best efforts to cause the registration statement covering the Shares to remain effective until the earlier of (i) such time as each of the Selling Shareholders (as defined in the Registration Statement) may sell all of the Shares held by him, her or it without registration pursuant to Rule 144 under the Securities Act within a three-month period; (ii) such time as all of the Shares have been sold by the Selling Shareholders; or (iii) one (1) year following the closing of the Acquisition on June 25, 1997. As of June 25, 1998, each of the Selling Shareholders may sell all of the Shares held by him, her or it without registration pursuant to Rule 144 under the Securities Act, subject to compliance with the requirements set forth therein, within a three-month period. Therefore, the Company hereby amends the Registration Statement to withdraw from registration all 6,407,393 Shares under the Registration Statement.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 25 day of June, 1998.

                                          BAY NETWORKS, INC.


                                          By: /s/ John J. Poggi, Jr.
                                             ----------------------------------
                                             John J. Poggi, Jr.
                                             Vice President, General Counsel
                                             and Secretary

           Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below on June 25, 1998 by the following persons in the capacities indicated.

             SIGNATURE                                          TITLE
             ---------                                          -----

      /s/ David L. House
------------------------------------
           David L. House                 President, Chief Executive Officer and Chairman of
                                          the Board of Directors (Principal Executive Officer)
      /s/ David J. Rynne
------------------------------------
           David J. Rynne                 Executive Vice President and Chief Financial
                                          Officer (Principal Financial Officer)
      /s/ Rob G. Seim
------------------------------------
           Rob G. Seim                    Vice President and Corporate Controller
                                          (Principal Accounting Officer)
      /s/ Arthur Carr
------------------------------------
           Arthur Carr                    Director

      /s/ Shelby H. Carter, Jr.
------------------------------------
           Shelby H. Carter, Jr.          Director

      /s/ Kathleen Ann Cote
------------------------------------
           Kathleen Ann Cote              Director

      /s/ John S. Lewis
------------------------------------
           John S. Lewis                  Director

      /s/ Benjamin F. Robelen
------------------------------------
           Benjamin F. Robelen            Director

      /s/ Paul J. Severino
------------------------------------
           Paul J. Severino               Director